UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 29, 2009
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On July 29, 2009, Symantec Corporation (the “Company”) furnished certain modifications to the historical revenue information of its operating segments, as described below. The modified revenue information by segment is furnished as Exhibit 99.01 to this Current Report and is incorporated herein by reference.
During the first quarter of fiscal year 2010, the company modified its segment reporting structure to more readily match its operating structure. The following modifications were made to the segment reporting structure: Enterprise Vault products were moved to the Storage and Server Management segment from the Security and Compliance segment; and the Software-as-a-Service (“SaaS”) offerings were moved to either the Security and Compliance or the Storage and Server Management segment from the Services segment based on the nature of the service delivered. Fiscal year 2009 Enterprise Vault revenue of $197 million and fiscal year 2008 revenue of $168 million was moved, and fiscal year 2009 SaaS revenue of $51 million was moved. The predominant amount of SaaS revenue went to the Security and Compliance segment. The historical periods have been adjusted to reflect the modified reporting structure. There were no changes to the Consumer or Other segments.
The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Modified Historical Revenue Information by Segment of Symantec Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: July 29, 2009	By:	/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Modified Historical Revenue Information by Segment of Symantec Corporation